DECLARATION OF TRUST

I, ANDREW SOSTAD, hereby declare that the mineral claim described below and registered in my name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia is held by me in trust and for the benefit of ELAN DEVELOPMENT CORP.

Mineral Claim:

Tenure Number	Claim Name	FILE NUMBER	Area in Hectares

534165	COPPER BELLE	0921SE050	186.469

DATED the 17th day of APRIL, 2007

/s/ Andrew Sostad
ANDREW SOSTAD